Exhibit 5.1

811 Main Street, Suite 3700
Houston, TX 77002
Tel: +1.713.546.5400 Fax: +1.713.546.5401
www.lw.com
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Milan

Magellan Midstream Partners, L.P.

One Williams Center

Tulsa, Oklahoma 74172

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Magellan Midstream Partners, L.P., a Delaware limited partnership (the “Partnership”), in connection with the proposed issuance of up to 2,500,000 common units representing limited partner interests in the Partnership (the “Units”), issuable pursuant to the Magellan Midstream Partners Long-Term Incentive Plan, as amended and restated as of January 26, 2016 (the “Plan”). The Units are included in a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on August 2, 2016 (the “Registration Statement”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issuance of the Units.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of Magellan GP, LLC, the general partner of the Partnership, and others as to factual matters without having independently verified such factual matters. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

We are opining herein only as to the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”), and we express no opinion with respect to any other laws or as to any matters of municipal law or any other local agencies within any state.

August 2, 2016

Subject to the foregoing and the other matters set forth herein, it is our opinion as of the date hereof that when the Units shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the participants, and have been issued by the Partnership against payment therefor in the circumstances contemplated by the Plan and the Fifth Amended and Restated Agreement of Limited Partnership of Magellan Midstream Partners, L.P. dated as of September 28, 2009, as amended from time to time, assuming in each case that the individual grants or awards under the Plan are duly authorized by all necessary limited partnership action and duly granted or awarded and exercised in accordance with the requirements of law and the Plan (and the agreements and awards duly adopted thereunder and in accordance therewith), the Units will be validly issued and, under the DRULPA, recipients of the Units will have no obligation to make further payments for their receipt of Units or contributions to the Partnership solely by reason of their ownership of Units or their status as limited partners of the Partnership, and no personal liability for the obligations of the Partnership solely by reason of being limited partners of the Partnership.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ LATHAM & WATKINS LLP